UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 14, 2014

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD.

During a conference call on November 14, 2014, RiceBran Technologies (the “Company”) updated its financial projections for 2014 and disclosed certain financial projections for 2015.  The Company projects that its consolidated revenue for 2014 will be in the range of $40 to $42 million with a negative Adjusted EBITDA of $2 to $3 million.  The Company projects that its consolidated revenue for 2015 will exceed $67 million with a positive Adjusted EBITDA between 10% and 12% of the Company’s net revenue.

The Company utilizes “Adjusted EBITDA” as a supplemental measure in its ongoing analysis of short term and long term cash requirement and liquidity needs. Adjusted EBITDA does not represent cash flows from operations as defined by GAAP, is not a measure derived in accordance with GAAP and should not be considered as an alternative to net income (the most comparable GAAP financial measure to EBITDA).  The Company uses Adjusted EBITDA as an indicator of our current financial performance. By eliminating the impact of all material non-cash charges as well as items of a non-recurring nature (see items delineated below), the Company believes that Adjusted EBITDA provides a more accurate and informative indicator of its cash requirements. The reconciliation of GAAP and non-GAAP financial measures for the projected periods are determined as follows:

Beginning with Net income/(loss) as determined by GAAP, the following items are added back:

—	Interest expense and interest income
—	Income taxes
—	Depreciation and amortization expenses
—	Share based compensation expense (stock option grants and stock grants)
—	Accruals for non-routine management bonuses
—	Gain or loss for sale of fixed assets
—	Losses from impairment of long lived assets
—	Financing expenses related to debt issuances with derivative rights
—	Losses from extinguishment of debt
—	Foreign currency gains and losses
—	Derivative warrant liability expense or income; and

The resulting amount from the above calculation is defined as “Adjusted EBITDA”. Management uses Adjusted EBITDA as an indicator of cash flow either generated by or used in normalized operations without consideration of changes in working capital. Reconciliations of GAAP net income to Adjusted EBITDA are not provided because the Company cannot provide the reconciliation without unreasonable effort because it is unable to determine with specificity the exact amounts of the components of GAAP net income for the 2014 and 2015 fiscal years. Due to the very nature of certain reconciling items, it is not possible to predict with any reliability what future outcomes may be with regard to the expense or income that may ultimately be recognized in future periods.

The above projections have been prepared by the Company’s management in good faith on a basis believed to be reasonable. Such projections involve significant elements of subjective judgment and analysis as well as risks (many of which are beyond the Company’s control). As such, no representation can be made as to the attainability of the above projections. Such projections have not been audited and have not been prepared in conformance with generally accepted accounting principles (GAAP). There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements.  These important factors include those that are discussed under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission (SEC), as well as in other reports filed by the Company from time to time with the SEC.

The Company generally does not publish its business plans and strategies or make external disclosures of its anticipated financial position or results of operations. Accordingly, the Company does not currently intend to update or otherwise revise the projected financial information to reflect circumstances arising since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be no longer appropriate. Furthermore, the Company currently does not intend to update or revise the projected financial information to reflect changes in general economic or industry conditions.

The information disclosed in this Current Report on Form 8-K and the Exhibit shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This release contains forward-looking statements, including, but not limited to, statements about the Company’s expectations regarding financial performance. These statements are made based upon current expectations that are subject to known and unknown risks and uncertainties.  The Company does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.  Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in the Company's filings with the Securities and Exchange Commission, including its most recent periodic reports.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: November 14, 2014	By:	/s/ J. Dale Belt
J. Dale Belt
Chief Financial Officer
(Duly Authorized Officer)